UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2020

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FOE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Thursday, April 30, 2020, Ferro Corporation (“Ferro” or the “Company”) held its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). The final results of voting on each of the matters submitted to a vote of security holders at the 2020 Annual Meeting are as follows:

1. Shareholders elected each of the following six nominees as a director to serve for a term to expire at the 2021 Annual Meeting of Shareholders of the Company and until his or her successor has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Lorber	71,874,657	2,430,464	2,890,546
Marran H. Ogilvie	72,248,236	2,056,884	2,890,546
Andrew M. Ross	72,299,351	2,005,769	2,890,546
Allen. A. Spizzo	73,387,612	917,508	2,890,546
Peter T. Thomas	71,850,188	2,454,932	2,890,546
Ronald P. Vargo	71,389,301	2,915,819	2,890,546

2. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,482,263	1,707,167	115,690	2,890,546

3. Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, as set forth below.

Votes For	Votes Against	Abstentions
75,936,007	1,251,460	8,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

Date: May 1, 2020
	By:	/s/ Mark H. Duesenberg
	Name:	Mark H. Duesenberg
	Title:	Vice President, General Counsel and Secretary